UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2023

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01 Regulation FD Disclosure.

The below letter may be sent by Virios Therapeutics, Inc. (the “Company”) to its shareholders. This letter and the information therein may also be used, in whole or in part, by the Company from time to time with investors, analysts, collaborators, vendors or other third parties. In addition, a copy of this letter will be posted to the Company’s website.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

April 13, 2023

Dear Virios (VIRI) Shareholders,

We wanted to provide you with a succinct corporate progress report as we exit the first quarter of 2023, which can be summarized as follows:

●	We executed a very constructive end-of-Phase 2 meeting with FDA this past quarter with the goal of securing FDA guidance and agreement on our request to progress IMC-1 to Phase 3 development for fibromyalgia.
●	We will provide updates as we receive FDA guidance regarding the required Phase 3 pivotal studies for this important FDA “Fast-track” designated program.
●	We anticipate top line results from our ongoing IMC-2 exploratory combination antiviral Long-COVID trial in June.
●	Through continued prudent expense management, we believe that the Company has capital to support general and administrative operations into Q2 of 2024.

Warmest regards,

Greg Duncan

Chairman & CEO Virios Therapeutics, Inc.

About Virios Therapeutics, Inc

Virios Therapeutics (Nasdaq: VIRI) is a development-stage biotechnology company focused on advancing novel antiviral therapies to treat debilitating chronic diseases, such as fibromyalgia (“FM”). Immune responses related to the activation of tissue resident herpes have been postulated as a potential root cause triggering and/or sustaining chronic illnesses such as FM, irritable bowel disease, chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by waxing and waning symptoms with no obvious etiology. Our lead development candidate (“IMC-1”) is a novel, proprietary, fixed dose combination of famciclovir and celecoxib designed to synergistically suppress herpes virus replication, with the end goal of reducing virally promoted disease symptoms. IMC-1 has been granted fast track designation by the FDA.

The Company is pursuing a second development candidate, IMC-2 (valacyclovir and celecoxib), as a potential treatment for managing the fatigue, sleep, attention, pain, autonomic function and anxiety associated with Long-COVID, otherwise known as Post-Acute Sequelae of COVID-19 (PASC). The Company has provided BHC with an unrestricted investigational grant to conduct this study. BHC is a non-profit, interdisciplinary Center of Excellence advancing the diagnosis and treatment of chronic fatigue disorders, FM, post-viral syndromes, and related comorbidities.

For more information, please visit www.virios.com

Follow Virios Therapeutics

●	Email Alerts: https://ir.virios.com/resources/email-alerts
●	LinkedIn: https://www.linkedin.com/company/viriosbiotech/
●	Twitter: https://twitter.com/ViriosBiotech
●	Facebook: https://www.facebook.com/ViriosBiotech/

Forward-Looking Statements

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Virios Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to FDA feedback on Virios Therapeutics’ request to progress IMC-1 to Phase 3 development for fibromyalgia, as well as the completion, timing and results of current and future clinical studies relating to Virios Therapeutics’ product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Virios Therapeutics, Inc. undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	SVP of Finance and Corporate Secretary
April 13, 2023

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